UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 7, 2018 (February 6, 2018)
____________________________________________________________
TerraForm Power, Inc.
(Exact name of registrant as specified in its charter)
 ______________________________________________________________

Delaware	001-36542	46-4780940
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I. R. S. Employer Identification No.)

7550 Wisconsin Avenue, 9th Floor, Bethesda, Maryland 20814
(Address of principal executive offices, including zip code)

(240) 762-7700
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

On February 7, 2018, TerraForm Power, Inc. (Nasdaq: TERP) (the “Company”) announced that it intends to launch a voluntary tender offer (the “Tender Offer”) to acquire 100% of the outstanding shares of Saeta Yield, S.A., a Spanish corporation (“Saeta”) and a leading, publicly-listed European owner and operator of wind and solar assets, located primarily in Spain. The Tender Offer will be for €12.20 in cash per share of Saeta. The Tender Offer is expected to be completed in the second quarter of 2018, subject to certain closing conditions.

Item 1.01 Entry into a Material Definitive Agreement.

Irrevocable Agreement to Launch Tender Offer

On February 6, 2018, TERP Spanish HoldCo, S.L., a subsidiary of the Company entered into an Irrevocable Undertaking Agreement for the launch and acceptance of the takeover bid for the shares of Saeta Yield, S.A. (the “Irrevocable Agreement”), with Cobra Concesiones, S.L., a company incorporated under the laws of Spain (“Cobra”) and GIP II Helios, S.à r.l., a société à responsabilité limitée organized under the laws of the Grand Duchy of Luxembourg (“GIP”), an Irrevocable Undertaking Agreement with Mutuactivos, S.A.U., S.G.I.I.C, a company incorporated under the laws of Spain (“Mutuactivos”) and an Irrevocable Undertaking Agreement with Sinergia Advisors 2006, A.V., S.A., a company incorporated under the laws of Spain (“Sinergia” and, together with Cobra , GIP and Mutuactivos, the “Selling Stockholders”) pursuant to which the Company has agreed to launch the Tender Offer. Under the terms of these Irrevocable Undertaking Agreements, the Selling Stockholders have irrevocably and unconditionally agreed to tender their combined 50.338% interest in Saeta in the Tender Offer.

The Company’s acceptance of the shares of Saeta tendered in the Tender Offer is conditioned upon the Company obtaining compulsory authorization required from the European Commission and Cobra and GIP irrevocably accepting the Tender Offer in respect of their shares of Saeta representing no less than 48.222% of Saeta’s voting share capital.

The aggregate value of the shares of Saeta held by the Selling Stockholders is approximately $600 million. If the Company successfully acquires all of the remaining Saeta shares in the Tender Offer, the aggregate purchase price (including the value of the Selling Stockholders shares) will be approximately $1.2 billion. Assuming a $1.2 billion acquisition price, the Company intends to finance the acquisition with a $400 million equity issuance of the Company’s Class A common stock and the remaining $800 million will be financed from available liquidity, which the Company expects to refinance with a combination of non-recourse financings of the Company’s currently unencumbered wind and solar assets and certain cash released from Saeta’s assets.

In connection with the launch of the Tender Offer, the Company is required to post a bank guarantee (the “Bank Guarantee”) with the Comisión Nacional del Mercado de Valores (the “CNMV”) in Spain for the maximum amount payable in the Tender Offer, which amount will be approximately $1.2 billion. In connection with posting this bank guarantee, the Company expects to enter into a Letter of Credit Facility with a syndicate of banks that will govern the Company’s obligations to reimburse such banks upon any drawing under the Bank Guarantee. It is expected that this Letter of Credit Facility will be entered into prior to the launch of the Tender Offer and is expected to have customary fees and expenses, representations and warranties, covenants and event of default provisions.

The foregoing description of the Irrevocable Undertaking Agreements and the Tender Offer does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Irrevocable

Undertaking Agreements attached hereto as Exhibits 10.1, 10.2 and 10.3 and incorporated herein by reference.

Backstop Agreement with Brookfield

In connection with the Tender Offer, the Company intends to finance the acquisition of Saeta shares with a $400 million equity issuance of the Company’s Class A common stock (the “Equity Offering”).

On February 6, 2018, the Company entered into a Support Agreement (the “Support Agreement”) with Brookfield Asset Management Inc. (“Brookfield”). Pursuant to the Support Agreement, Brookfield agreed that, if requested by the Company, Brookfield would provide a back-stop to the Company for up to 100% of the Equity Offering (such agreement, the “Back-Stop”) if the offering price per Class A Share of the Company in the Equity Offering equals the five-day volume weighted average price (VWAP) of the Class A Shares ending the trading day prior to the Company’s announcement of the Tender Offer.

Brookfield’s obligations in relation to the provision of the Back-Stop under the Support Agreement are subject to successful commencement of the Tender Offer and to prior effectiveness of a registration statement, if required, that the Company would file in connection with the Equity Offering and such obligation would not apply to any Equity Offering commenced prior to May 1, 2018 or after September 30, 2018.

The foregoing description of the Support Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Support Agreement attached hereto as Exhibit 10.4 and incorporated herein by reference.

Upsizing of Revolving Credit Facility

On February 6, 2018, TerraForm Power Operating, LLC (“TERP Operating”), an indirect subsidiary of the Company, elected to increase the aggregate principal amount of its revolving credit facility (the “Revolving Credit Facility”) pursuant to the Credit and Guaranty Agreement dated as of October 17, 2017, by and among TERP Operating, TerraForm Power, LLC, certain subsidiary guarantors of TERP Operating, and the lenders and issuing banks party thereto from time to time and HSBC Bank USA, National Association, as administrative agent and collateral agent from $450 million to $600 million (the “Revolving Loan Commitment Increase”). The Revolving Loan Commitment Increase became effective on February 6, 2018.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure.

Tender Offer Announcement

On February 7, 2018, the Company issued a press release announcing the Tender Offer. A copy of the press release is furnished herewith as Exhibit 99.1. Also on February 7, 2018, the Company posted presentation materials to the Investors section of its website. A copy of the presentation is furnished herewith as Exhibit 99.2.

Announcement of Quarterly Dividend

As also described in the press release dated February 7, 2018 and furnished as Exhibit 99.1, TerraForm Power announced that, on February 6, 2018, its Board declared a quarterly dividend with respect to TerraForm Power’s Class A common stock of $0.19 per share. The dividend is payable on March 30, 2018 to shareholders of record as of February 28, 2018.

The information in Exhibits 99.1 and 99.2 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information Exhibits 99.1 and 99.2 shall not be incorporated by reference into any filing or other document under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing or document.

Cautionary Note Regarding Forward-Looking Statements. Except for historical information contained in this Form 8-K and the press release and the presentation materials attached as an exhibit hereto, this Form 8-K and the press release and the presentation materials contain forward-looking statements which involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. Please refer to the cautionary note in the press release and the presentation materials regarding these forward-looking statements.

Item 9.01 Financial Statement and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1
Irrevocable Undertaking Agreement for the launch and acceptance of the takeover bid for the shares of Saeta Yield, S.A., dated as of February 6, 2018 between TERP Spanish HoldcCo, S.L., Cobra Concesiones, S.L. and GIP II Helios, S.à r.l.

10.2
Irrevocable Undertaking Agreement for the launch and acceptance of the takeover bid for the shares of Saeta Yield, S.A., dated as of February 6, 2018 between TERP Spanish HoldCo, S.L. and Mutuactivos, S.A.U., S.G.I.I.C.

10.3
Irrevocable Undertaking Agreement for the launch and acceptance of the takeover bid for the shares of Saeta Yield, S.A., dated as of February 6, 2018 between TERP Spanish HoldCo, S.L. and Sinergia Advisors 2006, A.V., S.A.

10.4	Support Agreement, dated as of February 6, 2018, between TerraForm Power, Inc. and Brookfield Asset Management Inc.
99.1	Press release, dated February 7, 2018, titled “TerraForm Power Announces Offer to Acquire 100% of Leading European Renewable Power Business, Saeta Yield.”
99.2	TerraForm Power, Inc. presentation materials titled “Saeta Yield Acquisition”, dated as of February 7, 2018.

EXHIBIT INDEX

Exhibit No.	Description
10.1
Irrevocable Undertaking Agreement for the launch and acceptance of the takeover bid for the shares of Saeta Yield, S.A., dated as of February 6, 2018 between TerraForm Power, Inc., Cobra Concesiones, S.L. and GIP II Helios, S.à r.l.

10.2
Irrevocable Undertaking Agreement for the launch and acceptance of the takeover bid for the shares of Saeta Yield, S.A., dated as of February 6, 2018 between TERP Spanish HoldCo, S.L. and Mutuactivos, S.A.U., S.G.I.I.C.

10.3
Irrevocable Undertaking Agreement for the launch and acceptance of the takeover bid for the shares of Saeta Yield, S.A., dated as of February 6, 2018 between TERP Spanish HoldCo, S.L. and Sinergia Advisors 2006, A.V., S.A.

10.4	Support Agreement, dated as of February 6, 2018, between TerraForm Power, Inc. and Brookfield Asset Management Inc.
99.1	Press release, dated February 7, 2018, titled “TerraForm Power Announces Offer to Acquire 100% of Leading European Renewable Power Business, Saeta Yield.”
99.2	TerraForm Power, Inc. presentation materials titled “Saeta Yield Acquisition”, dated as of February 7, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRAFORM POWER, INC.

Date: February 7, 2018	By:	/s/ Andrea Rocheleau
	Name:	Andrea Rocheleau
	Title:	General Counsel and Secretary